Exhibit 10.1

                       PREFERRED STOCK PURCHASE AGREEMENT


         This preferred stock purchase agreement is dated May 12, 2000, and is between TERACOMM RESEARCH, INC., a Delaware corporation ("TeraComm"), and ATLANTIC TECHNOLOGY VENTURES, INC., a Delaware corporation ("Atlantic").

         Atlantic wishes to purchase from TeraComm, and TeraComm wishes to issue to Atlantic, shares of TeraComm's Series A preferred stock, par value $.001 per share (the "TeraComm Preferred Stock").

         TeraComm and Atlantic therefore agree as follows:

                                   ARTICLE 1
                        AUTHORIZATION AND SALE OF SHARES

         1.1 Authorization. TeraComm has duly authorized the sale and issuance of 1,400 shares of TeraComm Preferred Stock. The TeraComm Preferred Stock has the rights, restrictions, privileges, and preferences set forth in the Restated Certificate of Incorporation of TeraComm attached hereto as Exhibit A (the "Restated Certificate of Incorporation"). TeraComm has adopted and filed the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

         1.2 Sale of Shares. Subject to the terms of this agreement, TeraComm hereby issues to Atlantic, and Atlantic hereby purchases from TeraComm, 1,400 shares of TeraComm Preferred Stock (the "Shares") for a purchase price (the "Purchase Price") consisting of the following:

(1) $5,000,000 in cash, $250,000 of which Atlantic has already paid to TeraComm, and the remaining $4,750,000 of which Atlantic shall pay to TeraComm in immediately available funds in the amounts and on the dates stated in Schedule 1.2(a) (each installment of the remaining $4,750,000, a "Subsequent Payment");

(2)      200,000 shares of Atlantic common stock (the "Purchase Price Shares");
         and

(3) a warrant for the purchase of a further 200,000 shares of Atlantic common stock (the "Purchase Price Warrant").

               (b) If Atlantic fails to timely make any Subsequent Payment, it may not make any further Subsequent Payments and it will be deemed to have surrendered to Teracomm a proportion of the Shares (with any fractional share rounded up) equal to the proportion of the dollar value of the Purchase Price that is represented by the missed Subsequent Payment and all other unpaid Subsquent Payments. This surrender will be Teracomm's sole remedy for the failure by Atlantic to timely make any Subsequent Payment. For purposes of this Agreement, the dollar value of the Purchase Price is $6,795,000.

               (c) If TeraComm is dissolved and liquidated before Atlantic has made each Subsequent Payment it is required to make pursuant to Section 1.2(a), the maximum Series A

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Preferred Stock Liquidation Amount payable to Atlantic will be calculated by multiplying the Preferred Stock Liquidation Amount that it would otherwise be entitled to by a fraction, the numerator of which is $1,795,000 plus $250,000 plus the amount of each Subsequent Payment made by Atlantic, the denominator of which is $6,795,000.

         1.3 Dividend. TeraComm may not distribute to its common stockholders as a dividend the Purchase Price Shares and the Purchase Price Warrant until such time as all holders of TeraComm common stock have made to Atlantic customary investment representations in a form reasonably acceptable to Atlantic. If by 30 days after the date of this agreement Atlantic has not received signed investment representations from each holder of TeraComm common stock, TeraComm may thereafter sell the Purchase Price Shares and issue the proceeds as a dividend to holders of TeraComm common stock, on condition that the sale is conducted in compliance with all applicable securities laws. Atlantic hereby waives any right to receive any part of any dividend made by TeraComm as contemplated in the Section 1.3.

                                   ARTICLE 2
                       REPRESENTATIONS CONCERNING TERACOMM

         TeraComm represents to Atlantic as follows, except as noted in the TeraComm Disclosure Schedules delivered to Atlantic by TeraComm concurrently with execution and delivery of this Agreement:

         2.1 Organization and Good Standing. TeraComm is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own or use its assets and conduct its business as it is now being conducted. TeraComm is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each state or other jurisdiction in which either the ownership or use of its assets or the nature of the business conducted by it requires that it be so qualified.

         2.2 Authority. (a) TeraComm has full power and authority to execute and deliver this agreement and the other Transaction Documents to which it is party and to perform its obligations hereunder and thereunder. Execution and delivery of this agreement and the other Transaction Documents to which it is party and performance by TeraComm of its obligations hereunder and thereunder have been duly authorized by the board of directors of stockholders of TeraComm and no other corporate proceedings on the part of TeraComm are necessary with respect thereto.

               (b) This agreement and the other Transaction Documents to which it is party constitute the valid and binding obligation of TeraComm, each enforceable in accordance with its terms, except as enforceability is limited by
(1) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, or (2) general principles of equity, whether considered in a proceeding in equity or at law.

         2.3 Consents. TeraComm is not required to obtain the Consent of any Person, including any party to any Contract to which TeraComm is a party, in connection with execution and delivery of this agreement and the other Transaction Documents to which it is party and performance of its obligations hereunder and thereunder.

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         2.4 No Violations. TeraComm's execution and delivery of this agreement and the other Transaction Documents to which it is party and performance of its obligations hereunder and thereunder do not do any of the following:

(1) violate any provision of the Restated Certificate of Incorporation or the by-laws of TeraComm as currently in effect;

(2) conflict with, result in a breach of, constitute a default under (or an event that, with notice or lapse of time or both, would constitute a default under), accelerate the performance required by, result in the creation of any Lien upon any of the properties or assets of TeraComm under, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any Contract to which TeraComm is a party or by which any properties or assets of TeraComm are bound; or

(3)      violate any Law or Order to which TeraComm is subject.

         2.5 Capitalization. (a) The authorized capital stock of TeraComm consists of 10,000 shares of common stock, par value $.001 per share ("TeraComm Common Stock") and 10,000 shares of preferred stock, par value $.001, of which 1,400 shares have been designated shares of TeraComm Preferred Stock.

               (b) As of the date of this agreement, (1) there are 2,600 shares of TeraComm common stock issued and outstanding, (2) excluding the Shares, there are no shares of TeraComm Preferred Stock issued and outstanding, (3) no shares of TeraComm common stock or shares of TeraComm Preferred Stock are held in the treasury of TeraComm, and (4) 1,400 shares of TeraComm common stock have been reserved for issuance upon conversion of the Shares (those shares of common stock, the "Conversion Shares").

               (c) The Shares and all of the issued and outstanding shares of TeraComm common stock have been duly authorized and are validly issued, fully paid and nonassessable, and the Conversion Shares will, upon issuance in compliance with the Restated Certificate of Incorporation, be duly authorized, validly issued, fully paid, and nonassessable.

               (d) Schedule 2.5(d) lists each stockholder of TeraComm and the shares of TeraComm Common Stock held by them. Together those shares of TeraComm Common Stock constitute all of the issued and outstanding shares of TeraComm Common Stock.

               (e) Except with respect to the conversion privileges of the Shares, there are no options, warrants, or other Contracts to which TeraComm is a party requiring, and there are no securities of TeraComm outstanding that upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of TeraComm or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of TeraComm. There exist no stockholder agreements, voting trusts, proxies, or other Contracts with respect the sale, transfer, registration or voting of shares of TeraComm capital stock, except for any entered into in connection with the transactions contemplated by this agreement.

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         2.6 Ownership Interests. TeraComm does not own, or have any Contract to acquire, any equity securities or other direct or indirect ownership interest in any other Person, except as provided in this agreement.

         2.7 Financial Statements. TeraComm has previously delivered to Atlantic
(1) the unaudited balance sheet of TeraComm as of December 31, 1999 (the "Balance Sheet"), and the related unaudited statements of income and cash flow for TeraComm for the year then ended, and (3) the unaudited balance sheet of TeraComm as of April 30, 2000 (the "Interim Balance Sheet"), and the related unaudited statements of income and cash flow for Spectrum for the four months then ended (the "Interim Financial Statements"). These financial statements have been prepared in accordance with good accounting principles consistently applied with past practice (except in each case as described in the notes thereto) and on that basis present fairly, in all material respects, the financial position and the results of operations and cash flow of TeraComm as of the respective dates of and for the period referred to in these financial statements, subject, in the case of the Interim Financial Statements, to normal year-end adjustments.

         2.8 Books and Records. The books of account, minute books, stock record books, and other records of TeraComm, all of which have been made available to Atlantic, have been properly kept and contain no inaccuracies except for those inaccuracies that are not reasonably likely to have a Material Adverse Effect on TeraComm.

         2.9 Real Property. TeraComm does not own any real property. Schedule
2.9 contains an accurate list of all leaseholds or other interests of TeraComm in any real property.

         2.10 Title to Properties; Liens. TeraComm has sufficient title to the properties and assets (whether real, personal, or mixed, and whether tangible or intangible) that it owns or purports to own, including all the properties and assets reflected in the Interim Balance Sheet (except for personal property disposed of in the Ordinary Course of Business since the date of the Interim Balance Sheet), free and clear of all Liens except Permitted Liens. TeraComm has a valid leasehold, license or other interest in all of the other assets, real or personal, tangible or intangible, that it uses in the operation of its business, free and clear of all Liens except Permitted Liens.

         2.11 Condition and Sufficiency of Assets. The building, plant, structures, and equipment of TeraComm are structurally sound, are in good operating condition and repair, reasonable wear and tear excepted, and are adequate for the uses to which they are being put, and the building, plant, structures, and equipment of TeraComm is not in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

         2.12 Suppliers. Schedule 2.12 contains an accurate list of the name and address of each supplier from which TeraComm purchased in excess of 5% of TeraComm's purchases of goods or services since January 1, 1999, and since that date none of these suppliers has terminated its relationship with or altered in a manner detrimental to TeraComm its accommodations, sales, or services to TeraComm or indicated its intention to do so for any reason.

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         2.13 No Undisclosed Liabilities. TeraComm has no liabilities of the type required to be reflected as liabilities on a balance sheet prepared in accordance with GAAP except for liabilities or obligations reflected or reserved against in the Balance Sheet or Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof, and has no other liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise).

         2.14 Taxes. (a) TeraComm has prior to issuance of the Shares been a "small business corporation" and has maintained a valid election to be an "S" corporation under Subchapter S of the Code, and the equivalent provisions of all applicable state income tax statutes, since October 1995. TeraComm has filed on a timely basis (including any extensions) with the appropriate Governmental Bodies in the applicable jurisdictions either each Tax Return of TeraComm that is due or a valid request for extension with respect to that Tax Return. All Tax Returns filed by TeraComm are accurate and complete. TeraComm has paid fully on a timely basis all Taxes due.

               (b) There are no material claims or assessments pending against TeraComm for any alleged deficiency in any Tax, there are no pending or to TeraComm's Knowledge threatened audits or investigations for or relating to any liability in respect of any Tax, and TeraComm has not been notified in writing of any proposed Tax claims or assessments against TeraComm. There are no Liens for any Taxes on the properties or assets of TeraComm except for statutory liens for current Taxes not yet due and payable. TeraComm has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of TeraComm or for which TeraComm may be liable. TeraComm has no liability for the Taxes of any Person other than TeraComm. TeraComm has not made any change in accounting methods, and has not received a ruling from or signed an agreement with any Governmental Body, that is likely to have a Material Adverse Effect on TeraComm. TeraComm has not, with regard to any assets or property held, acquired or to be acquired by it, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as that term is defined in Section 341(f)(4) of the Code) owned by TeraComm.

               (c) TeraComm is not a party to any agreement, arrangement or contract providing for the allocation, indemnification or sharing of Taxes. TeraComm is not a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

               (d) TeraComm is not, nor has it been for the five-year period preceding the date of this agreement, a U.S. real property holding corporation as defined in Section 897(c)(2) of the Code.

         2.15 Environmental Matters. (a) The operations of TeraComm are and have always been in compliance with all applicable Environmental Laws.

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               (b) Neither TeraComm nor any of its operations are subject to any
Order or Contract respecting (1) Environmental Laws, (2) Remedial Action, (3) any Environmental Claim, or (4) the Release or threatened Release of any Hazardous Material.

               (c) None of the operations of TeraComm involves the generation, transportation, treatment, storage or disposal of Hazardous Material.

         2.16 Compliance With Laws; Permits. (a) TeraComm is, and at all times since it was organized has been, in compliance with each Law that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its properties or assets, except for noncompliance that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on TeraComm.

               (b) TeraComm has not received, at any time since January 1, 1997, any written notice from any Governmental Body or any other Person regarding (A) any alleged violation of any Law, or (B) any alleged obligation on the part of TeraComm to undertake, or to bear all or any portion of the cost of, any remedial action of any nature under any Law.

               (c) Schedule 2.16(c) contains an accurate list of each material Permit held by TeraComm that relates to the business of, or to any of the properties or assets owned or used by, TeraComm. Each Permit listed in Schedule 2.16(c) is valid and in full force and effect.

         2.17 Proceedings; Orders. There are no Proceedings pending or, to TeraComm's Knowledge, threatened against TeraComm or any properties or assets of TeraComm, and there is no Order to which TeraComm, or any of the properties or assets of TeraComm, is subject.

         2.18 Absence of Certain Changes and Events. Since the date of the Balance Sheet, TeraComm has conducted its business only in the Ordinary Course of Business and there has not occurred any of the following:

(1) any change in TeraComm's authorized or issued capital stock; purchase, redemption, retirement, or other acquisition by TeraComm of any shares of capital stock of TeraComm; or declaration or payment of any dividend or other distribution (whether in cash, stock, or property) in respect of shares of capital stock of TeraComm;

(2) any amendment of the certificate of incorporation or by-laws of TeraComm;

(3) any increase in the salary, bonus, or other compensation payable by TeraComm to any director, officer, employee, consultant or independent contractor, except for increases in the Ordinary Course of Business consistent with TeraComm's past practice, or any entry into any employment, consulting, incentive compensation, severance, or similar Contract with any director, officer, employee, consultant or independent contractor that is not terminable without liability on notice of 30 days or less;

(4) any incurrence by TeraComm of indebtedness for borrowed money, any assumption or guarantee by TeraComm of the debt of any other Person, or any loan or advance by TeraComm to any Person other than in the Ordinary Course of Business;

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(5)      any damage to or destruction or loss of any asset or property of
         TeraComm not fully covered by insurance that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TeraComm;

(6) any sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of, or any mortgage, pledge, or imposition of any Lien except Permitted Liens on, any property or asset that is material, individually or in the aggregate, to the business of TeraComm;

(7) any cancellation or waiver of any material claims or rights without adequate consideration or a reasonable business purpose;

(8) any merger or consolidation with, or purchase of a substantial equity interest in or all or a substantial portion of the assets of, any Person;

(9) any material revaluation by TeraComm of any of its assets, including any writing-off of notes or accounts receivable other than in the Ordinary Course of Business consistent with past practice;

(10)     any material change in the accounting methods used by TeraComm;

(11) any change, event or other circumstance that taken individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect on TeraComm, except for general changes in the industry in which TeraComm operates or in the economy; or

(12)     entry by TeraComm into any Contract to do any of the foregoing.

         2.19 Contracts. (a) Schedule 2.19 contains a list of the following Contracts to which TeraComm is party, other than those provided for in this agreement:

(1) each Contract relating to indebtedness of TeraComm for borrowed money (whether incurred, assumed, guaranteed or secured by any asset);

(2) each Contract relating to the lending of more than $1,000 in any one instance or $5,000 in the aggregate by TeraComm to any Person, including any Affiliate of TeraComm;

(3) each Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $1,000 in any one instance or $5,000 in the aggregate per annum;

(4)      each Contract concerning a partnership or joint venture;

(5) each Contract (other than a Contract listed elsewhere in Schedule 2.19) requiring that TeraComm maintain confidential any given information;

(6) each Contract in which TeraComm agrees not to compete in any line of business, in any geographic area, or with any Person;

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(7)      each collective bargaining agreement or other Contract with a labor union or other representative of a group of employees;

(8) each Contract for the employment by TeraComm of any individual on a full-time, part-time, consulting, independent contracting, leased employee or other basis;

(9) each Contract providing for indemnification of or by TeraComm (other than a Contract listed elsewhere in Schedule 2.19);

(10) each Contract in which TeraComm agrees to provide products or services to any Person, or receive products or services from any Person, for consideration other than cash;

(11)     each other Contract with a TeraComm customer;

(12) each Contract granting TeraComm the right to use any Intellectual Property Assets of another Person (excluding Contracts granting TeraComm rights to off-the-shelf commercial software), or granting another Person the right to use, or restricting TeraComm's right to use, Intellectual Property Assets of TeraComm; and

(13) any other Contract (or group of related Contracts) that involve consideration in excess of $5,000.

               (b) TeraComm has permitted Atlantic to review a copy of each Contract listed in Schedule 2.19.

               (c) Each Contract to which TeraComm is a party identified or required to be identified in Schedule 2.19 is in full force and effect and is valid and enforceable in accordance with its terms, except as enforceability is limited by (1) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, or (2) general principles of equity, whether considered in a proceeding in equity or at law.

               (d) TeraComm is not in default under any Contract to which it is party, and to TeraComm's Knowledge no event or circumstance has occurred that would, with notice or lapse of time or both, constitute an event of default under any material Contract to which TeraComm is a party.

               (e) To TeraComm's Knowledge, TeraComm is not party to any unwritten contract.

         2.20 ERISA and Employee Benefit Matters. (a) Neither TeraComm nor any ERISA Affiliate maintains or has ever maintained, or has proposed or agreed to create, any Employee Benefit Plan.

               (b) For purposes of this agreement, "Employee Benefit Plan" means any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and any other plan, policy, program, practice, arrangement or Contract providing benefits to any current or former director, employee or independent contractor (or to any dependent or beneficiary thereof) of TeraComm, any subsidiary of TeraComm or any

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ERISA Affiliate, which are now or have ever been maintain by TeraComm, any subsidiary of TeraComm or any ERISA Affiliate or under which TeraComm, any subsidiary of TeraComm or any ERISA Affiliate has any obligation or Liability, including all incentive, bonus, deferred compensation, vacation, holiday, medical, disability, stock appreciation rights, stock option, stock purchase or other similar plans, policies, programs, practices, arrangements or Contracts.

               (c) For purposes of this agreement, "ERISA Affiliate" means any Person (whether or not incorporated) other than TeraComm that, together with TeraComm, is or was a member of (1) a controlled group of corporations within the meaning of Section 414(b) of the Code, (2) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or (3) an affiliated service group within the meaning of Section 414(m) of the Code.

         2.21 Employees. (a) Schedule 2.21 lists the following information for each employee of TeraComm as of the date of this agreement, including each employee on leave of absence or layoff status: (1) name; (2) job title; (3) current annual base salary or annualized wages; (4) bonus compensation earned during 1999 and 2000 (projected); and (5) vacation accrued and unused. TeraComm pays no compensation to the members of its board of directors for acting as such.

               (b) To TeraComm's Knowledge, there exists no condition or state of facts or circumstances relating to consummation of the transactions contemplated by this agreement or the other Transaction Documents to which it is party that could have a material adverse effect on TeraComm's relations with its employees.

               (c) TeraComm does not have any obligation to reinstate any former officer or employee of TeraComm. TeraComm is not required to make payments of any kind (including severance payments) to any former director, officer, employee, agent or independent contractor of TeraComm. No officer or employee of TeraComm has indicated his or her intention to resign.

               (d) No current or former officer or employee of TeraComm is currently receiving any benefits from TeraComm because he or she is disabled.

               (e) All of the officers and employees of TeraComm are in good standing under the terms and conditions of their employment, and to TeraComm's Knowledge there exists no problem or difficulty with the employment of such officer or employee.

               (f) TeraComm has paid all wages, bonuses, commissions or other compensation due and payable to each of its employees in accordance with its customary practice.

               (g) TeraComm is not and has not been a party to any collective bargaining agreement. Since January 1, 1999, there has not been, and to TeraComm's Knowledge there is not threatened, any application for certification of a collective bargaining agent.

         2.22 Deposit Accounts. Schedule 2.22 lists (1) the name of each financial institution in which TeraComm has an account or safe deposit box, (2) the name or names in which each

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account or box is held, (3) the type of account, and (4) the name of each Person authorized to draw on or have access to each account or box.

         2.23 Intellectual Property Rights. (a) TeraComm is the sole legal and beneficial owner, free and clear of any Lien, of the entire interest in the Intellectual Property Assets used in or necessary for the conduct of TeraComm's business as currently conducted or as currently proposed to be conducted and that interest are sufficient in all material respects for the conduct of TeraComm's business as currently conducted or as currently proposed to be conducted. Execution and delivery of this agreement and the other Transaction Documents to which is party and consummation of the transactions contemplated hereby and thereby will not constitute a material breach of any Contract involving any of the Intellectual Property Assets of TeraComm and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of, or any obligation to pay any royalty, license or other fee with respect to, any Intellectual Property Asset of TeraComm or impair in any material respect TeraComm's rights to use, sell or license any Intellectual Property Asset or portion thereof.

               (b) Set forth in Schedule 2.23(b) is a complete and correct list of the following:

(1)      all patents and patent applications owned by TeraComm worldwide;

(2) all trademark and service mark registrations and all trademark and service mark applications and all trade names owned by TeraComm worldwide;

(3) all copyright registrations and copyright applications owned by TeraComm worldwide; and

(4) all licenses owned by TeraComm in which TeraComm is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names or copyrights listed in Schedule 2.23(b), or (B) a licensee of any other person's patents, trade names, trademarks, service marks or copyrights.

               (c) TeraComm has made all necessary filings and recordations to protect and maintain their respective interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, trade names, copyright registrations and copyright applications and licenses set forth in Schedule 2.23(b)

               (d) Each patent, patent application, trademark or service mark registration, trademark or service mark application and copyright registration or copyright application of TeraComm set forth in Schedule 2.23(b) is valid and subsisting and has not been judged invalid, unregistrable or unenforceable, in whole or in part, and is, to TeraComm's Knowledge. valid, registrable and enforceable. Each license of TeraComm identified in Schedule 2.23(b) is valid and subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and is, to TeraComm's Knowledge, enforceable. TeraComm has notified Atlantic of all uses of any item of the Intellectual Property Assets of TeraComm used in or necessary for the conduct of the business of TeraComm as presently conducted or as presently proposed to be conducted that have become invalid or unenforceable, including uses that were not supported by the good will of the business connected with those Intellectual Property Assets. TeraComm has not made a

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previous assignment, transfer or Lien, or a Contract constituting a present or future assignment, transfer or Lien, of any Intellectual Property Asset used in or necessary for the conduct of the business of TeraComm as presently conducted or as presently proposed to be conducted. TeraComm has not granted any license, release, covenant not to sue, or non-assertion assurance to any person with respect to any part of the Intellectual Property Assets.

               (e) No use of the Intellectual Property Assets of TeraComm used in or necessary for the conduct of the business of TeraComm as presently conducted or as presently proposed to be conducted, nor the manufacture, marketing, license, sale or use of any product or service currently licensed or sold by TeraComm or currently under development by TeraComm violates any license agreement between TeraComm and any Person or to TeraComm's Knowledge infringes any proprietary rights of any Person and there is no pending or, to TeraComm's Knowledge, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any such Intellectual Property Asset or product nor, to TeraComm's Knowledge, is there any basis for any such claim, nor has TeraComm received any notice asserting that any of such Intellectual Property Assets or products, or the proposed use, sale, license or disposition thereof, conflicts or will conflict with the rights of any other Person, nor, to TeraComm's Knowledge, is there any basis for any such assertion.

               (f) To TeraComm's Knowledge there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property Assets of TeraComm used in or necessary for the conduct of the business of TeraComm as presently conducted or as presently proposed to be conducted by any Person, including any employee or former employee or consultant or former consultant of TeraComm.

               (g) There are no royalties, honoraria, fees or other fixed or contingent amounts or payments payable by TeraComm to any Person with respect to any Intellectual Property Assets used in or necessary for the conduct of the business of TeraComm as presently conducted or as presently proposed to be conducted.

               (h) TeraComm has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Intellectual Property Assets used in or necessary for the conduct of the business of TeraComm as presently conducted or as presently proposed to be conducted. All officers, employees and consultants and other independent contractors of or to TeraComm having access to or developing any Intellectual Property Assets used in or necessary for the conduct of the business of TeraComm as presently conducted or as presently proposed to be conducted have executed and delivered an agreement regarding the protection of proprietary information and the license or assignment to TeraComm, as the case may be, of all proprietary rights arising from the services performed by such Persons, and such proprietary rights are licensed or assigned to TeraComm, as the case may be, or are works-made-for-hire, and TeraComm, as the case may be, is the author and owner of all such rights under the Copyright Act of 1976, as amended, or similar foreign laws or by assignment. No current or prior officer, employee or consultant or other independent contractor of or to TeraComm, as the case may be, (1) claims or has a right to claim an ownership interest in any Intellectual Property Assets used in or necessary for the conduct of the business of TeraComm as presently conducted or as presently proposed to be conducted as a result of having been involved in the development or licensing of any such property while employed by or consulting or otherwise providing services to TeraComm, as the case may be, or otherwise, or (2) to TeraComm's Knowledge, owns any Intellectual Property Assets directly or indirectly competitive with those of TeraComm.

         2.24 Conduct of Business; Use of Name. The business carried on by TeraComm has been conducted directly by TeraComm, and not through any Affiliate or through any other Person. TeraComm owns and has the exclusive right, title and interest in and to the name "TeraComm Research, Inc." for corporate law purposes in the State of Delaware, and to TeraComm's Knowledge no other Person has the right to use that name or any confusing variation on that name in the U.S. in connection with the operation of any business similar or related to the business conducted by TeraComm.

         2.25 Insurance. Schedule 2.25 lists all insurance policies held by or on behalf of TeraComm, and the premiums under and expiration dates of those policies. Each of those policies is in full force and effect and, to TeraComm's Knowledge, is valid and enforceable in accordance with its terms. TeraComm is not in default under any such policy nor has TeraComm failed to give any notice or present any claim under any such policy in due and timely fashion, and to TeraComm's Knowledge there exist no grounds for the insurer's canceling or avoiding any of those policies or increasing the premiums of those policies, or for reducing the coverage provided by those policies.

         2.26 Brokers Or Finders. Neither TeraComm nor any of its stockholders or any of its or their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this agreement.

         2.27 Affiliate Transactions. Schedule 2.27 lists any Contract between TeraComm and any of its stockholders or any director, officer, employee or any other Affiliate of TeraComm or any of its stockholders.

         2.28 Disclosure. No representation made by TeraComm in this agreement is inaccurate in any material respect or omits to state a material fact necessary to make the statements made in this agreement, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 3
                           REPRESENTATIONS OF ATLANTIC

         Atlantic represent to TeraComm as follows:

         3.1 Organization and Good Standing. Atlantic is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own or use its properties and assets and conduct its business as it is now being conducted.

         3.2 Authority. (a) Atlantic has all requisite corporate power and authority to execute and deliver this agreement and the other Transaction Documents to which it is party and to perform its obligations hereunder and thereunder. Execution and delivery of this agreement and the other Transaction Documents to which it is party and performance by Atlantic of its obligations hereunder and thereunder have been duly authorized by the board of directors of Atlantic, and no other corporate proceedings Atlantic are necessary with respect thereto.

               (b) This agreement constitutes the valid and binding obligation of Atlantic, enforceable in accordance with its terms, except as enforceability is limited by (1) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar law affecting creditors' rights generally, or (2) general principles of equity, whether considered in a proceeding in equity or at law.

         3.3 Consents. Atlantic is not required to obtain the Consent of any Person, including the Consent of any party to any Contract to which Atlantic is a party, in connection with execution and delivery of this agreement and performance of its obligations under this agreement.

         3.4 No Violations. Execution and delivery by Atlantic of this agreement and the other Transaction Documents to which it is party and performance of its obligations hereunder and thereunder do not (1) violate any provision of its articles of incorporation or by-laws as currently in effect, (2) conflict with, result in a breach of, constitute a default under (or an event that, with notice or lapse of time or both, would constitute a default under), accelerate the performance required by, result in the creation of any Lien upon any of its properties or assets under, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any Contract to which it is a party or by which any of its properties or assets are bound, or (3) violate any Law or Order currently in effect to which it is subject.

         3.5 Capitalization. (a) The authorized capital stock of Atlantic consists of 80,000,000 shares of Atlantic Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share ("Atlantic Preferred Stock").

               (b) As of March 31, 2000, (1) there were 5,302,37 shares of Atlantic Common Stock issued and outstanding, (2) there were _________ shares of Atlantic Preferred Stock issued and outstanding, and (3) no shares of Atlantic Common Stock were held in the treasury of Atlantic.

               (c) All of the issued and outstanding shares of Atlantic Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable, and all shares of Atlantic Common Stock that have been reserved for issuance will, upon issuance in compliance with the terms of the instruments pursuant to which they are to be issued, be duly authorized, validly issued, fully paid, and nonassessable.

               (d) When issued in accordance with the terms of this agreement, the Purchase Price Shares will be duly authorized, validly issued, fully paid, and non-assessable.

               (e) Except as set forth in Atlantic's Annual Report on Form 10-KSB filed with the SEC on March 30, 2000, other than the Purchase Price Warrant there are no options, warrants, or other Contracts to which Atlantic is a party relating to the issuance, sale, or transfer of any equity securities or other securities of Atlantic.

         3.6 Filings With the SEC. (a) Since January 1, 1999, Atlantic has filed with the SEC all reports, proxy statements, forms, and other documents that has been required by law to file with the SEC (those documents, the "Atlantic SEC Documents"). As of the date they were each filed, giving effect to any amendments, (1) the Atlantic SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, in effect on the date of filing and (2) the Atlantic SEC Documents do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               (b) Each of the Atlantic financial statements (including the related notes) included in the Atlantic SEC Documents have been prepared in accordance with GAAP consistently applied with past practice and on that basis present fairly, in all material respects, the financial position and the results of operations, changes in stockholders' equity, and cash flows of Atlantic as of the respective dates of and for the periods referred to in these financial statements.

         3.7 Investment Representations. (a) Atlantic is acquiring the Shares for its own account, not as a nominee or agent, and not with a view to distributing any of the Shares or the Conversion Shares in violation of the securities laws.

               (b) Atlantic understands that investment in the Shares is speculative and involves a high degree of risk. Atlantic is knowledgeable in business and financial matters and is capable of evaluating the merits and risks of an investment in Holdings.

               (c) Atlantic understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act and may not be sold or otherwise disposed of except pursuant to an effective registration statement filed under the Securities Act or pursuant to an exemption from the Securities Act. Atlantic acknowledges that TeraComm is under no obligation to register the Shares or the Conversion Shares under the Securities Act on behalf of Atlantic, except as provided in the Registration Rights Agreement.

               (d) Atlantic acknowledges that TeraComm may place a legend on the any stock certificates representing any Shares or Conversion Shares stating that the Shares or Conversion Shares, as the case may be, represented by that certificate have not been registered under the Securities Act and therefore cannot be offered, sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available.

               (e) Atlantic has been afforded the opportunity to ask representatives of TeraComm such questions concerning TeraComm's operations as Atlantic has deemed necessary, and Atlantic has received all documents and information relating to its investment in the Shares requested by or on behalf Atlantic.

         3.8 Proceedings. There are no Proceedings pending or, to Atlantic's Knowledge, threatened in writing against Atlantic that question the validity of this agreement or any of the other Transaction Documents to which it is party or any action taken or to be taken in connection with the transactions contemplated by this agreement or any of the other Transaction Documents to which it is party.

         3.9 Brokers or Finders. Atlantic and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this agreement.

                                   ARTICLE 4
                         CERTAIN OBLIGATIONS OF TERACOMM

         4.1 Duration of Obligations. Unless they terminate earlier pursuant to the terms of this Article 4, TeraComm will no longer have any obligations under this Article 4 upon occurrence of the following:

(1)      termination of the Stockholders Agreement;

(2) any transaction or series or combination of transactions whereby all or substantially all of TeraComm's assets are acquired by a Person that is not an Affiliate of TeraComm, or by a group of such Persons; and

(3) any merger, consolidation or reorganization of TeraComm with any Person that is not an Affiliate of TeraComm, or a group of such Persons, other than a merger, consolidation or reorganization that results in the voting securities of TeraComm outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another Person) at least 50% of the combined voting power of the surviving Person;

         4.2 Accounts and Reports. Until Atlantic owns less than 20% of the capital stock of TeraComm (on a fully-diluted basis), TeraComm shall furnish to Atlantic, and to each assignee of Atlantic, the following reports:

(1) as soon as available and in any event within 90 days after the end of each fiscal year, consolidated and consolidating financial statements of TeraComm, including a consolidated balance sheet as at the end of such fiscal year and consolidated statements of income and stockholders' equity and of cash flows for such fiscal year, together with all notes thereto, prepared in reasonable detail and in accordance with GAAP together with an opinion thereon by a nationally-recognized firm of independent certified public accountants selected by TeraComm's board of directors;

(2) as soon as available, and in any event within 30 days after the end of each quarterly accounting period, financial statements of TeraComm, including a balance sheet as at the end of that quarterly accounting period and statements of income and stockholders' equity and cash flows for that quarterly accounting period and for the period from the beginning of such fiscal year to the end of that quarterly accounting period, prepared in reasonable detail and certified by the chief financial officer of Holding to have been prepared in accordance with GAAP (subject to normal year end adjustments and except for the omission of footnote disclosure), and incorporating a comparison between the actual figures for that quarterly accounting period, the comparable figures for the prior year and the comparable figures included in the final annual forecast referenced in

         Section 4.2(3) for that quarterly accounting period, with an explanation of any material differences between them;

(3) (A) as soon as available and in any event no later than the end of each fiscal year, a provisional annual forecast, and (B) as soon as available and in any event no later than 60 days after the end of each fiscal year, a final annual forecast, including budgeted quarterly balance sheets, cash flow and income and loss projections, a consolidated capital and operating expense budget and a business plan for TeraComm in respect of the following fiscal year, all itemized in reasonable detail including the assumptions on which the forecast was based and, promptly after preparation, any revisions to any of the foregoing;

(4) promptly upon receipt thereof (and in no event later than 5 business days after receipt thereof), copies of all final audit reports, "management letters" and other communications and reports submitted to TeraComm by independent certified public accountants in connection with each interim, annual, or special audit of the books of TeraComm made by those accountants;

(5) promptly upon request, a copy of all financial statements, reports, press releases, notices, proxy statements and other documents sent by TeraComm to its stockholders generally or released to the public and copies of all regular and periodic reports, if any, filed by TeraComm with the SEC or any securities exchange; and

(6) prompt notice of (A) any action, suit, proceeding or investigation at law or in equity or by or before any governmental instrumentality or agency which, if adversely determined, would materially impair the right of TeraComm to carry on their business as then conducted or would have a Material Adverse Effect on TeraComm or (B) of any other event on condition that has resulted in or could reasonably be expected to result in a Material Adverse Effect on TeraComm.

         4.3 Information and Inspection. Until Atlantic owns less than 20% of the capital stock of TeraComm (on a fully-diluted basis), TeraComm shall furnish to Atlantic from time to time with reasonable promptness, upon request, full information regarding the business and operations of TeraComm and, at all reasonable times and as often as Atlantic reasonably requests, permit any authorized representative designated by it to visit and inspect any of the properties of TeraComm or any of their Subsidiaries, including its books (and to make extracts therefrom), and to discuss with its officers its business and operations.

         4.4 Payment of Taxes. TeraComm shall pay and discharge all Taxes imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of its properties, except that TeraComm is not required to pay any such Tax that it is contesting in good faith and by proper proceedings if all reserves required under GAAP and reasonably determined to be adequate by TeraComm's board of directors have been set aside on its books with respect thereto.

         4.5 Corporate Existence. TeraComm shall at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business, and shall qualify to do business as a foreign corporation in any jurisdiction where the failure to do so could reasonably be expected to have a Material Adverse Effect on TeraComm.

         4.6 Compliance with Laws. TeraComm shall use commercially reasonable efforts to comply in all material respects with ERISA and all Environmental Laws, and shall comply in all material respects with all other Laws applicable to the conduct of its business and the ownership of its property, except that TeraComm is not required to comply with any Law any time it is contesting its obligation to do so in good faith by appropriate Proceedings promptly initiated and diligently conducted, and if it has set aside on its books all reserves with respect thereto required by GAAP and reasonably determined to be adequate by TeraComm's board of directors.

         4.7 Insurance; Insurance Coverage Maintenance. TeraComm shall use commercially reasonable efforts to maintain with financially sound and reputable insurers insurance with respect to its properties and businesses against Losses of the kinds customarily insured against by Persons of established reputation engaged in the same or a similar business and similarly situated, in such amounts and by such methods as are customary for such Persons and reasonably deemed adequate by TeraComm.

         4.8 Regular Meetings of Directors. TeraComm shall take such action as is required to cause its board of directors to meet not less often than quarterly. TeraComm shall promptly pay all reasonable out-of-pocket expenses, including travel and lodging expenses, incurred by directors in connection with meetings of TeraComm's board of directors.

         4.9 Restrictive Agreements Prohibited. TeraComm shall not become a party to or bound by any agreement that by its express terms restricts performance by TeraComm of its obligations under this agreement, the other Transaction Documents to which it is party or the Restated Certificate of Incorporation.

         4.10 By-Laws. TeraComm shall use their best efforts to cause its by-laws to provide at all times that any two directors have the right to call a meeting of the board of directors or stockholders. TeraComm shall use its best efforts to maintain at all times provisions in its Restated Certificate of Incorporation and by-laws indemnifying its directors against liability to TeraComm and its stockholders to the maximum extent permitted under Law.

         4.11 Directors' and Officers' Liability Insurance. TeraComm shall use its best efforts to secure and maintain on commercially reasonable terms directors' and officers' liability insurance providing for appropriate coverage, taking to account the directors' and officers' liability insurance coverage maintained by companies comparable to TeraComm.

         4.12 Publicity. Except as may be required by law, TeraComm shall not use the name of, or make reference to, Atlantic or any of its Affiliates in any press release or in any public or private manner without Atlantic's prior consent (which may be given, made conditional or withheld in Atlantic's sole discretion).

         4.13 Super-Majority Requirements. Until the earlier of (1) Atlantic owning less than 20% of the capital stock of TeraComm (on a fully-diluted basis), and (2) the second anniversary of the date of this agreement, without the prior written consent of the holders of a majority the Shares and Conversion Shares considered together TeraComm shall not do any of the following or enter into a Contract to do any of the following:

(1) engage in any merger or consolidation with or into any other entity, or sell, lease or otherwise dispose of all or substantially all or any significant portion of its assets (collectively, a "Sale Transaction"), for a period of 18 months from the Closing (the "Lock-Up Period");

(2) engage in any Sale Transaction after the Lock-Up Period, unless Atlantic's pro rata share of the proceeds from that Sale Transaction is promptly distributed to it in cash;

(3) redeem, purchase, or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any shares of its capital stock, except for the repurchase of shares of its capital stock from employees, officers, directors, consultants or other persons performing services for TeraComm pursuant to agreements under which the issuing corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment, on condition that the aggregate amount so paid to repurchase shares of capital stock during any period of twelve consecutive months shall not exceed $50,000;

(4) declare or pay any dividends (whether in cash, shares of stock or otherwise) on, or make any other distribution in respect of its capital stock;

(5) take any action (A) that would alter the powers, preferences or rights of the Shares or (B) to create any new class or series of stock having a preference over or being on a parity with the Shares with respect to dividends, redemption, voting, liquidation or otherwise;

(6) engage in any transaction, pay any fee or other remuneration, or enter into, amend, modify or otherwise alter any Contract with any of its directors, officers or stockholders or any Affiliate, other than as required by the Transaction Documents to which it is party;

(7)      amend the Restated Certificate of Incorporation or its by-laws;

(8)      organize any Subsidiaries;

(9) engage in any business other than development of high-speed fiber optic communications technologies and other lines of business related thereto or move or attempt to move substantially all of its assets outside of the United States of America; or

(10)     agree to do any of the foregoing.

                                   ARTICLE 5
                            SURVIVAL; INDEMNIFICATION

         5.1 Survival of Representations. All representations contained in the Transaction Documents survive for 24 months following the date of this agreement, except that the representations made by TeraComm in Section 2.14 will survive until the applicable statute of limitations has expired.

         5.2 Indemnification of Atlantic. TeraComm hereby indemnifies Atlantic and each officer, director, employee, agent, stockholder and Affiliate of Atlantic from and against, and shall pay or reimburse each of them for, any and all claims, losses, fines, costs, damages or other liabilities, including without limitation reasonable out-of-pocket expenses and reasonable attorneys' and accountants' fees (collectively, "Losses"), arising out of breach by TeraComm of any of its obligations under any Transaction Document to which it is party or any inaccuracy in any representation by TeraComm in any of the Transaction Documents to which it is party.

         5.3 Indemnification of TeraComm. Atlantic hereby indemnifies TeraComm and each officer, director, employee, agent, stockholder and Affiliate of TeraComm from and against, and shall pay or reimburse each of them for, any and all Losses arising out of breach by Atlantic of any of its obligations under any Transaction Document to which it is party or any inaccuracy in any representation by Atlantic in any of the Transaction Documents to which it is party.

         5.4 Indemnification Procedures. (a) In order to be entitled to indemnification under this Article 5 in connection with a claim made by any Person against any Person entitled to indemnification pursuant to this Article 5 (an "Indemnified Party"; any such claim, a "Third Party Claim"), that Indemnified Party must do the following:

(1) notify the Person or Persons obligated to indemnify it (the "Indemnifying Party") in writing, and in reasonable detail, of that Third Party Claim promptly but in any event within 10 business days after receipt of notice of that Third Party Claim, except that any failure to give any such notification will only affect the Indemnifying Party's obligation to indemnify the Indemnified Party if the Indemnifying Party has been prejudiced as a result of that failure; and

(2) deliver to the Indemnifying Party promptly but in any event within 10 business days after the Indemnified Party receives them a copy of all notices and documents (including court papers) delivered to that Indemnified Party relating to that Third Party Claim.

               (b) No Indemnified Party will be entitled to indemnification under this Article 5 in connection with any Third Party Claim that it notifies the Indemnifying Party of more than two years after the date of this agreement.

               (c) In the event of a Third Party Claim against one or more Indemnified Parties, the Indemnifying Party will be entitled to participate in the defense of that Third Party Claim and, if they so choose, to assume at their expense the defense of that Third Party Claim with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the Indemnifying Party so elects to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense of that Third Party Claim, except that if, under applicable standards of professional conduct, there exists a conflict on any significant issue between the Indemnified Party and the Indemnifying Party in connection with that Third Party Claim, the Indemnifying Party shall pay the reasonable fees and expenses of one additional counsel to act with respect to that issue to the extent necessary to resolve that conflict. If the Indemnifying Party assumes defense of any Third Party Claim, the Indemnified Party will be entitled to participate in the defense of that Third Party Claim and to employ counsel, at its own expense, separate from counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party will be entitled to control that defense. The Indemnifying Party will be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party did not assume the defense of any Third Party Claim (other than during any period in which the Indemnified Party failed to give notice of the Third Party Claim as provided above and a reasonable period after such notice). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the parties shall cooperate in the defense or prosecution of that Third Party Claim, including by retaining and providing to the Indemnifying Party records and information reasonably relevant to that Third Party Claim, and making employees available on a reasonably convenient basis. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will agree to any settlement, compromise or discharge of that Third Party Claim that the Indemnifying Party recommends and that by its terms obligates the Indemnifying Party to pay the full amount of liability in connection with that Third Party Claim, except that the Indemnifying Party may not without the Indemnified Party's prior written consent agree to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term that each claimant or plaintiff give to the Indemnified Party a release from all liability with respect to that Third Party Claim. Whether or not the Indemnifying Party has assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, that Third Party Claim without the Indemnifying Party's prior written consent.

               (d) In order for one or more Indemnified Parties to be entitled to any indemnification under this agreement in respect of a claim that does not involve a Third Party Claim (a "Claim"), the Indemnified Party must reasonably promptly notify the Indemnifying Party of that Claim, and describe in reasonable detail the basis for that Claim, except that any failure to give any such notification will only affect the Indemnifying Party's obligation to indemnify the Indemnified Party if the Indemnifying Party has been prejudiced as a result of that failure. No Indemnified Party will be entitled to indemnification under this Article 5 in connection with any Claim if it notifies the Indemnifying Party of that Claim more than two years after the date of this agreement. If the Indemnifying Party does not dispute that the Indemnified Party is entitled to indemnification with respect to that Claim by notice to the Indemnified Party prior to the expiration of a 30-calendar-day period following receipt by the Indemnifying Party of notice from the Indemnified Party of that Claim, that Claim will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of that liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the Claim (or any portion thereof) is estimated, on such later date as the amount of the Claim (or any portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed their liability with respect to the Claim, the Indemnifying Party and the

Indemnified Party shall proceed in good faith to negotiate a resolution of the Claim and, if the Claim is not resolved through negotiations, the Indemnified Party may pursue such remedies as may be available to enforce their rights to indemnification under this agreement.

         5.5 Limitation on Indemnification. (a) Each Indemnifying Party's exclusive remedy with respect to any claims of that Indemnifying Party under this Agreement will be pursuant to the indemnification provisions of this
Article 5.

               (b) Neither Indemnifying Party will be liable for any obligations under this Article 5 until the aggregate of any amounts it is required to pay to any Indemnified Party under this Article 5 (the "Aggregate Indemnification Amount") exceeds $50,000, after which it will be obligated to pay the total Aggregate Indemnification Amount.

               (c) Once the Aggregate Indemnification Amount of either Indemnifying Party exceeds $6,795,000, that Indemnifying Party will not be required to pay any Indemnified Party any additional amounts pursuant to this
Article 5.

                                   ARTICLE 6
                                   DELIVERIES

         6.1 Deliveries to Atlantic. The obligation of Atlantic to purchase the Shares is subject to each of the following being delivered to Atlantic concurrently with execution and deliver of this agreement:

(1) a fully-executed copy of a stockholders agreement between Atlantic and all holders of shares TeraComm Common Stock in the form attached as Exhibit B (the "Stockholders Agreement");

(2) a fully-executed copy of a registration rights agreement between Atlantic and TeraComm with respect to the Shares in the form attached as Exhibit C (the "Atlantic Registration Rights Agreement");

(3) a fully-executed copy of a registration rights agreement between Atlantic and TeraComm with respect to the Purchase Price Shares and the shares of Atlantic common stock underlying the Purchase Price Warrant in the form attached as Exhibit D (the "TeraComm Registration Rights Agreement");

(4)      a stock certificate representing the Initial Shares;

(5)      an officer's certificate of TeraComm certifying as to the following:

         (A) the accuracy of (i) resolutions or similar documents evidencing that TeraComm's board of directors has approved the Transaction Documents and the transactions contemplated thereby, and (ii) the Amended and Restated Certificate of Incorporation and TeraComm's by-laws, a copy of each of which documents is attached thereto; and

         (B) the incumbency and specimen signature of each authorized officer of TeraComm signing a Transaction Document;

(6) an investment representation letter by each holder of TeraComm common stock in the form attached as Exhibit E; and

(7) a fully-executed copy of an employment agreement between TeraComm and each of Kenneth A. Puzey and Thomas Ferrence in the form attached as Exhibit F-1 and Exhibit F-2 (the "Employment Agreements").

         6.2 Deliveries to TeraComm. The obligation of TeraComm to issue the Shares to Atlantic is subject to each of the following being delivered to TeraComm concurrently with execution and deliver of this agreement:

(1)      a fully-executed copy of the Stockholders Agreement;

(2)      a fully-executed copy of the Atlantic Registration Rights Agreement;

(3)      a fully-executed copy of the TeraComm Registration Rights Agreement;

(4)      an officer's certificate of Atlantic certifying as to the following:

         (A) the accuracy of resolutions or similar documents evidencing that Atlantic's board of directors has approved the Transaction Documents and the transactions contemplated thereby, a copy of which documents is attached thereto; and

         (B) the incumbency and specimen signature of each authorized officer of Atlantic signing a Transaction Document;

(5)      a fully-executed copy of each Employment Agreement;

(6)      a stock certificate representing the Purchase Price Shares; and

(7)      the Warrant.

                                    ARTICLE 7
                                   DEFINITIONS

         When used in this agreement, the following terms have the following meanings:

         "Affiliate" means, with respect to any given Person, (1) any other Person at the time directly or indirectly controlling, controlled by or under common control with that Person, (2) any other Person of which that Person at the time owns or has the right to acquire, directly or indirectly, 10% or more on a consolidated basis of any class of the capital stock or other ownership interest, (3) any other Person which at the time owns or has the right to acquire, directly or indirectly, 10% or more of any class of the capital stock or other ownership interest of that Person, or (4) any director, officer or employee of that Person.

         "Atlantic's Knowledge" means the actual knowledge after due inquiry of
A. Joseph Rudick and Frederic P. Zotos.

         "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant thereto.

         "Consent" means any approval, consent, ratification, filing, declaration, registration, waiver, or other authorization (including any Permit).

         "Contract" means any oral or written agreement, contract, obligation, promise, arrangement, or undertaking that is legally binding.

         "Environmental Claim" means any notice of violation, action, claim, demand, abatement or other order by any Governmental Body or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects an the environment, or for fines, penalties or restrictions resulting from or based upon the following:

(1) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by TeraComm or any activities or operations thereof;

(2) the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by the seller or its operations or facilities; or

(3) the violation, or alleged violation, of any Environmental Law or Order of any Governmental Body relating to environmental matters connected with any property owned, leased or operated by TeraComm.

         "Environmental Law" means any Law relating to the environment, natural resources, or public or employee health and safety, and includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq., the Clean Water Act, 33 U.S.C.ss.1251 et seq., the Clean Air Act, 33 U.S.C.ss.2601 et seq., the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C.ss.2701 et seq., and the Occupational Safety and Health Act, 29 U.S.C.ss.651 et seq.

         "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant thereto.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor law, and any rules or regulations issued pursuant thereto.

         "GAAP" means generally accepted United States accounting principles.

         "Governmental Body" means any (1) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (2) federal, state, local, municipal, foreign, or other government, (3) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal, including an arbitral tribunal), (4) multi-national organization or body, or (5) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Hazardous Material" means any substance, material or waste which is regulated under Environmental Law, including, without limitation, any material, substance or waste that is defined as a "hazardous waste," "hazardous material," or "hazardous substance" under any provision of Environmental Law.

         "Intellectual Property Assets" means with respect to any Person the worldwide industrial and intellectual property rights of that Person, including without limitation patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, service marks, service mark applications, service mark rights, copyrights, copyright applications, trade names, unfair competition rights, franchises, licenses, know-how, trade secrets, moral rights, rights of publicity, customer lists, proprietary information, technologies, processes and formulae, all source and object code, algorithm, architecture, structure, display screens, layouts, inventions, development tools, and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records in any format, whether hard copy or machine-readable only.

         "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Law" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Lien" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, assets, properties, results of operations, or condition (financial or otherwise) of that Person.

         "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, arbitral tribunal, administrative agency, or other Governmental Body.

         "Ordinary Course of Business" means, with respect to an action taken by a Person, that that action is (1) consistent with the past practices of that Person and taken in the ordinary course of the normal day-to-day operations of that Person, and (2) is not required to be authorized by the board of directors of that Person (or by any Person or group of Persons exercising similar authority).

         "Permit" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

         "Permitted Lien" means (1) any Lien for taxes that are not yet due, or
(2) any carrier's, warehouseman's, mechanic's, materialman's, repairman's, landlord's, lessor's or similar statutory Lien incidental to the ordinary course of business.

         "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Body or other entity.

         "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body.

         "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property.

         "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by any Governmental Body to (1) clean up, remove, treat, or in any other way address any Hazardous Material or other substance,
(2) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (3) perform pre-remedial studies and investigations or post-remedial monitoring, or (4) bring facilities on any property owned, operated or leased by TeraComm and the facilities located and operations conducted thereon into compliance with all Environmental Laws.

         "Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of that Person, including legal counsel, accountants, and financial advisors.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor law, and rules or regulations issued pursuant thereto.

         "Taxes" means all taxes, duties, assessments or governmental charges, including income, gross receipts, windfall profits, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, imposed by any Governmental Body having the power to tax.

         "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax.

         "TeraComm's Knowledge" means the actual knowledge after due inquiry of Kenneth A. Puzey and Thomas G. Ference.

         "Transaction Documents" means this agreement, the Registration Rights Agreement, the Stockholders Agreement, the Warrant, the Employment Agreements and the other documents to be executed and delivered by the parties as contemplated under this agreement.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Governing Law. This agreement is governed by the laws of the State of New York, without giving effect to principles of conflict of laws.

         8.2 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, any of the Transaction Documents may be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.3. Nothing in this Section 8.2, however, affects the right of any party to serve legal process in any other manner permitted by law.

         8.3 Notices. Every notice or other communication required or contemplated by this agreement must be in writing and sent by one of the following methods: (1) personal delivery, in which case delivery is deemed to occur the day of delivery; (2) certified or registered mail, postage prepaid, return receipt requested, in which case delivery is deemed to occur the day it is officially recorded by the U.S. Postal Service as delivered to the intended recipient; or (3) next-day delivery to a U.S. address by recognized overnight delivery service such as Federal Express, in which case delivery is deemed to occur upon receipt. In each case, a notice or other communication sent to a party must be directed to the address for that party set forth below, or to another address designated by that party by written notice:

         If to Atlantic, to:

         Atlantic Technology Ventures, Inc.
         150 Broadway
         Suite 1009
         New York, NY  10038
         Attention:  Frederic P. Zotos, President

         with a copy to:

         Kramer Levin Naftalis & Frankel LLP
         919 Third Avenue
         New York, NY  10022
         Attention:  Ezra G. Levin, Esq.

         If to TeraComm, to:

         TeraComm Research, Inc.
         74 Ethan Allen Drive
         Suite 103
         South Burlington, VT 05403
         Attention:  Kenneth A. Puzey, President

         with a copy to:

         Ireland, Stapleton, Pryor & Pascoe, P.C.
         1675 Broadway
         Suite 2600
         Denver, CO 80202
         Attention:  Jack Lewis, Esq.

         8.4 Severability. If any provision of this agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this agreement will remain in full force and effect. Any provision of this agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         8.5 Public Announcements. The parties shall cooperate with respect to any public statement regarding the transactions contemplated by this agreement or any of the other Transaction Documents.

         8.6 Amendment. This agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         8.7 Entire Agreement. This agreement and the other Transaction Documents, together with all exhibits and schedules hereto and thereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

         8.8 Counterparts. This agreement may be executed in several counterparts, each of which is an original and all of which together constitute one and the same instrument.

         8.9 No Third-Party Rights. Nothing expressed or referred to in this agreement gives any Person other than the parties to this agreement any legal or equitable right, remedy, or claim under or with respect to this agreement or any provision of this agreement, and this agreement and all of its provisions are for the sole and exclusive benefit of the parties to this agreement and their successors and assigns.

         8.10 Best Efforts. Upon the terms and subject to the conditions of this agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this agreement or any of the other Transaction Documents as promptly as practicable.

         The undersigned are executing this agreement on the date stated in the introductory clause.

                                            ATLANTIC TECHNOLOGY VENTURES, INC.



                                            By:________________________________
                                               A. Joseph Rudick
                                               Chief Executive Officer


                                            TERACOMM RESEARCH, INC.



                                            By:________________________________
                                               Kenneth A. Puzey
                                               President

================================================================================



                       PREFERRED STOCK PURCHASE AGREEMENT

                               dated May __, 2000,

                                     between

                             TERACOMM RESEARCH, INC.

                                       and

                       ATLANTIC TECHNOLOGY VENTURES, INC.




================================================================================

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

ARTICLE 1  AUTHORIZATION AND SALE OF SHARES..................................1

         1.1      Authorization..............................................1
         1.2      Sale of Shares.............................................1
         1.3      Dividend...................................................2

ARTICLE 2  representations concerning TeraComm...............................2

         2.1      Organization and Good Standing.............................2
         2.2      Authority..................................................2
         2.3      Consents...................................................2
         2.4      No Violations..............................................3
         2.5      Capitalization.............................................3
         2.6      Ownership Interests........................................4
         2.7      Financial Statements.......................................4
         2.8      Books and Records..........................................4
         2.9      Real Property..............................................4
         2.10     Title to Properties; Liens.................................4
         2.11     Condition and Sufficiency of Assets........................4
         2.12     Suppliers..................................................4
         2.13     No Undisclosed Liabilities.................................5
         2.14     Taxes......................................................5
         2.15     Environmental Matters......................................6
         2.16     Compliance With Laws; Permits..............................6
         2.17     Proceedings; Orders........................................6
         2.18     Absence of Certain Changes and Events......................6
         2.19     Contracts..................................................7
         2.20     ERISA and Employee Benefit Matters.........................8
         2.21     Employees..................................................9
         2.22     Deposit Accounts..........................................10
         2.23     Intellectual Property Rights..............................10
         2.24     Conduct of Business; Use of Name..........................12
         2.25     Insurance.................................................12
         2.26     Brokers Or Finders........................................12
         2.27     Affiliate Transactions....................................12
         2.28     Disclosure................................................12

ARTICLE 3  representations of Atlantic......................................12

         3.1      Organization and Good Standing............................12
         3.2      Authority.................................................13
         3.3      Consents..................................................13
         3.4      No Violations.............................................13
         3.5      Capitalization............................................13
         3.6      Filings With the SEC......................................14
         3.7      Investment Representations................................14
         3.8      Proceedings...............................................15

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

         3.9      Brokers or Finders........................................15

ARTICLE 4  certain obligations of teracomm..................................15

         4.1      Duration of Obligations...................................15
         4.2      Accounts and Reports......................................15
         4.3      Information and Inspection................................16
         4.4      Payment of Taxes..........................................16
         4.5      Corporate Existence.......................................17
         4.6      Compliance with Laws......................................17
         4.7      Insurance; Insurance Coverage Maintenance.................17
         4.8      Regular Meetings of Directors.............................17
         4.9      Restrictive Agreements Prohibited.........................17
         4.10     By-Laws...................................................17
         4.11     Directors' and Officers' Liability Insurance..............17
         4.12     Publicity.................................................17
         4.13     Super-Majority Requirements...............................18

ARTICLE 5  SURVIVAL; INDEMNIFICATION........................................19

         5.1      Survival of Representations...............................19
         5.2      Indemnification of Atlantic...............................19
         5.3      Indemnification of TeraComm...............................19
         5.4      Indemnification Procedures................................19
         5.5      Limitation on Indemnification.............................21

ARTICLE 6  deliveries.......................................................21

         6.1      Deliveries to Atlantic....................................21
         6.2      Deliveries to TeraComm....................................22

ARTICLE 7  DEFINITIONS......................................................22


ARTICLE 8  MISCELLANEOUS....................................................26

         8.1      Governing Law.............................................26
         8.2      Jurisdiction; Service of Process..........................26
         8.3      Notices...................................................26
         8.4      Severability..............................................27
         8.5      Public Announcements......................................27
         8.6      Amendment.................................................27
         8.7      Entire Agreement..........................................28
         8.8      Counterparts..............................................28
         8.9      No Third-Party Rights.....................................28
         8.10     Best Efforts..............................................28


                                            INDEX OF DEFINED TERMS

Affiliate..........................................22       Lock-Up Period.....................................18
Aggregate Indemnification Amount...................21       Losses.............................................19
Atlantic............................................1       Material Adverse Effect............................24
Atlantic Preferred Stock...........................13       Order..............................................25
Atlantic Registration Rights Agreement.............21       Ordinary Course of Business........................25
Atlantic SEC Documents.............................14       Permit.............................................25
Atlantic's Knowledge...............................23       Permitted Lien.....................................25
Balance Sheet.......................................4       Person.............................................25
Claim..............................................20       Proceeding.........................................25
Code...............................................23       Purchase Price......................................1
Consent............................................23       Purchase Price Shares...............................1
Contract...........................................23       Purchase Price Warrant..............................1
control............................................23       Release............................................25
Conversion Shares...................................3       Remedial Action....................................25
Employee Benefit Plan...............................8       Representative.....................................25
Employment Agreements..............................22       Restated Certificate of Incorporation...............1
Environmental Claim................................23       Sale Transaction...................................18
Environmental Law..................................23       SEC................................................25
ERISA..............................................24       Securities Act.....................................26
ERISA Affiliate.....................................9       Shares..............................................1
Exchange Act.......................................24       Stockholders Agreement.............................21
GAAP...............................................24       Subsequent Payment..................................1
Governmental Body..................................24       Tax Return.........................................26
Hazardous Material.................................24       Taxes..............................................26
Indemnified Party..................................19       TeraComm............................................1
Indemnifying Party.................................19       TeraComm Common Stock...............................3
Intellectual Property Assets.......................24       TeraComm Preferred Stock............................1
Interim Balance Sheet...............................4       TeraComm Registration Rights Agreement.............21
Interim Financial Statements........................4       TeraComm's Knowledge...............................26
IRS................................................24       Third Party Claim..................................19
Law................................................24       Transaction Documents..............................26
Lien...............................................24